EXHIBIT 1

CREDIT AGREEMENT

Dated:         January 30, 1987

The Parties:   CONTRAN CORPORATION, a Delaware corporation
               ("Contran"), NATIONAL CITY LINES, INC., a
               Delaware corporation ("National City"), the principal place of business and address of both being 4835 LBJ Freeway, Suite 600,
               Dallas, Texas 75244;

               HAROLD C. SIMMONS and THE 1964 SIMMONS TRUST, as Guarantors, the address of both being 4835 LBJ Freeway, Suite 600, Dallas,
               Texas 75244; and

               UNITED STATES NATIONAL BANK OF OREGON, a national banking association ("U.S. Bank"), whose address is c/o Corporate Banking Division (BB-12), 309 S.W. Sixth Avenue, Post Office Box 4412, Portland, Oregon 97208.

WITNESSETH:

     WHEREAS Contran and National City desire to have a $15 million revolving line of credit, convertible to a term loan, for operating purposes, and

     WHEREAS Harold C. Simmons and the 1964 Simmons Trust, which may be deemed to control the Borrowers, are willing to guarantee such credit, and

     WHEREAS U. S. . Bank is prepared to provide a revolving line of credit aggregating $15 million, convertible to a term loan, on the bases of the representations, warranties, and covenants herein made, receipt of guaranty and the security to be granted and pledged hereunder to secure repayment of those credit facilities,

NOW, THEREFORE, it, is agreed:


ARTICLE I. DEFINITIONS

Section 1. Certain Defined Terms. As used herein:
"Borrower" means either of Borrowers.

     "Borrowers" means Contran and National City, jointly and severally.

     "Business Day" means a day on which U.S. Bank is open for business at the above-stated address.

     "Closing" means January 30, 1987, or as soon thereafter as is practicable under the circumstances.

     "Collateral Agreement" means the collateral agreement in the form of Exhibit B.

     "Collateral Documents" means the Note, Collateral Agreement, and all additional documents required by U.S. Bank pursuant hereto to secure repayment of the credit facilities hereunder provided.

     "Default Rate" means a rate of interest per annum equal to 2 percent over the Prime Rate.

     "ERISA" means the Employee Retirement Income Security Act of 1974. as

amended.

     "Financial Statements" means the consolidated balance sheets of (i) Contran, (ii) National City and (iii) LLC, each as of their fiscal years ended 1984, 1985, and 1986, and consolidated statements of income and retained earnings of Contran, National City and LLC for the fiscal years ended on such dates.

"Guaranty" means the guaranty in the form of Exhibit C.

     "Guarantors" mean Harold C. Simmons and the 1964 Simmons Trust.

     "Laws" means all ordinances, statutes, rules, regulations, orders, requirements, injunctions, writs, or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

     "LLC" means LLC Corporation, a Delaware corporation, or any successor corporation by merger or consolidation.

     "Market Value of the Stock" means, from time to time, the product of the number of shares of Stock and the closing price for the Stock as reported in the Wall Street Journal.

"Note" means the note in the form of Exhibit A.

"Obligations" means the obligations of Borrowers:

     (a) To pay the principal of, interest on, and fees for all amounts loaned, advanced, and paid hereunder in accordance with the terms of this Agreement and of the Note, and to satisfy all of their other liabilities to U.S. Bank, whether hereunder or otherwise, whether now-existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, or renewals thereof and substitutions therefor; and

     (b) To repay to U.S. Bank all amounts advanced by U.S. Bank hereunder or otherwise pursuant to the Collateral Documents or Laws on behalf of Borrowers.

     "Person" means any individual, corporation, partnership, association, joint-stock company; trust, unincorporated organization, joint venture, court, or government, or political subdivision or agency thereof.

     "Prime Rate" means the interest rate per annum computed on the basis of the actual number of days elapsed over a year of 365 or 366 days which is publicly announced and quoted from time to time as the prime or base lending rate of U.S. Bank. Prime Rate is a term only of convenient reference and the use of such term is not a representation, express or implied, as to the lowest or "best" rate of interest charged to the largest and most credit worthy customers by U.S. Bank.

     "Records" means correspondence, memoranda, tapes, discs, papers, books, and other documents, or transcribed information of any type, whether expressed in ordinary or machine language.

     "Revolving Line of Credit" means the line of credit described in Section 2.01.

     "Revolving Line of Credit Termination Date" shall mean February 1, 1988, provided that if U.S. Bank grants Borrowers' request for an extension pursuant to Section 2.02(a) hereof, it shall mean February 1, 1989.

     "Stock" means the common stock of LLC pledged by Borrowers pursuant hereto.

     "Subsidiary" means, from time to time, any corporation of which any Borrower owns, directly or indirectly, more than 50 percent of the voting stock or which is consolidated with any Borrower for financial reporting purposes, provided, however, that, except for purposes of Sections 4.08 and 5.07, no corporation whose total assets individually represent less than five percent (5%) of Contran's total assets on a consolidated basis, and collectively with other such corporations represent less than fifteen percent (15%) of Contran's total assets on a consolidated basis, shall be deemed to be a "Subsidiary" hereunder.

     "Term Loan" means the term loan described in Section 2.02(b).

ARTICLE II. DESCRIPTION OF THE

CREDIT FACILITY AND SECURITY

     Section 2.01 Revolving Line of Credit. At Closing and on Business Days thereafter, U.S. Bank will make available to Borrowers a revolving line of credit aggregating a maximum of $15 million at any one time, provided that U.S. Bank is not obligated to make advances which, at the time such advances are requested, would result in principal outstanding exceeding the lesser of (i) 40 percent of the then-existing Market Value of the Stock or (ii) the $15 million maximum. IN the event outstanding principal, at any time Obligations are outstanding, exceeds 50 percent of the Market Value of the Stock, Borrowers will either (i) pay such excess on demand or (ii) deposit additional Stock with U.S. Bank as collateral to satisfy the loan to value ratio. Prior to the maturity of the Revolving Line of Credit, Borrowers may borrow, repay, and reborrow.

     Borrowers shall request each advance by giving U.S. Bank notice thereof specifying the proposed date and amount. Such notice shall be received by U.S. Bank no later than 10:00 a.m., Portland time on the date the advance is desired. Advances shall each be in the minimum amount of $100.000 or multiples of $100.000 in excess thereof

     Oral requests for advances may be made by persons authorized by Borrowers and shall irrevocably commit Borrowers to accept such advances. Each time an oral request for advance is made, the person making the request shall provide U.S. Bank with sufficient information to enable U.S. Bank's responsible officer to identify the requester as authorized.

     U.S. Bank shall make such funds available to Borrowers by depositing them in such accounts as designated in writing by Borrowers.

     Borrowers will pay interest in arrears monthly at the Prime Rate on the first day of each calendar month on the actual daily amount outstanding, through and including February 1, 1988 (and, if the Revolving Line of Credit is renewed, through February 1, 1989), as more specifically described in the Note.

Section 2.02 Maturity Dates; Conversion to Term Loan.

     (a) The maturity date of the initial Revolving Line of Credit is February 1, 1988, provided that, by notice to U.S. Bank given not later than December 15, 1987, Borrowers may request a one-year extension of the Revolving Line of Credit which U.S. Bank, in its sole discretion, may grant or deny. Borrowers will cease to have the right to secure advances under the Revolving Line of Credit on and after the Revolving Line of Credit Termination Date.

     (b) Subject to Section 3.02 hereof, the amount of the Obligations outstanding on the Revolving Line of Credit Termination Date shall convert to a Term Loan, with interest payable quarterly in arrears at the Prime Rate plus one percent (1%) beginning the following May 1, and on the first day of each of the three quarters thereafter, on the actual daily amount outstanding, with principal payable in four equal installments on the same dates, and with all Obligations due and maturing one year after the Revolving Line of Credit Termination Date, all as more specifically described in the Note. Although Borrowers may make prepayments without penalty, any voluntary prepayments and any payments necessary due to fluctuation in Stock value (see Section 2.01) will not reduce the minimum amount of quarterly principal payments due on the Term Loan pursuant to the Note and the preceding sentence.

     Section 2.03 Use of Proceeds. All amounts advanced are to be used by Borrowers for general corporate purposes.

     Section 2.04 Repayment Security.

     (a) Borrowers shall each secure repayment of the Obligations in accordance with the Note by execution and delivery at Closing of the Collateral Agreement and delivery of the Stock

     (b) Guarantors shall guarantee the Obligations by execution and delivery at Closing of the Guaranty.

     (c) Additionally, Borrowers will take such other steps and execute such additional documents as U.S. Bank may reasonably request to perfect or effectuate U.S. Bank's security interest in the Stock.

     Section 2.05 Interest Rates.

     (a) Interest on amounts advanced on the Revolving Line of Credit and outstanding under the Term Loan will be calculated with reference to the Prime Rate, as more specifically set forth in the Note. Each time the Prime Rate shall change, the effective interest rate payable by Borrowers, to the extent determined by reference to the Prime Rate, shall change contemporaneously with such change in the Prime Rate, without notice to Borrowers.

     (b) Interest shall be payable at the Default Rate on all amounts not Paid when due until payment is received.

     Section 2.06 General Rules for Payment. All payments shall be made in U.S. funds immediately available in Portland, Oregon, and received by U.S. Bank no later than 1:00 p.m., Portland time, on the due date thereof at U.S. Bank's Corporate Banking Division. Any payment not made by that time shall be deemed received on the next Business Day and interest shall accrue until that day. Whenever any payment is due on a day which is not a Business Day, the payment day shall be the next succeeding Business Day and interest shall accrue until and be payable upon such next succeeding Business Day.
     Section 2.07 Commitment Fee. The commitment fee to be paid by Borrowers for the Revolving Line of Credit is to be paid quarterly in arrears on May 1, 1987, and on the same day of each of the three quarters thereafter, equal to three-eighths of one percent per annum on the average amount of the line of credit unused in the preceding quarter. If renewed pursuant to Section 2.02(a) hereof, a commitment fee payable at the same rate and on the same terms shall be paid on May 1, 1988, and on the first day of each of the three quarters thereafter.

     Section 2.08 Reimbursement of Expenses. Upon demand, Borrowers will reimburse U.S. Bank for all reasonable out-of-pocket expenses and legal fees incurred by U.S. Bank in connection with documenting and closing the Obligations and preparation of this Agreement, the Collateral Documents, and the Guaranty.

ARTICLE III. CONDITIONS PRECEDENT

     The obligation of U.S. Bank to advance funds hereunder is subject to the following conditions precedent:

     Section 3.01 Documents Required Prior to First Borrowing. Borrowers and Guarantors shall have delivered to U.S. Bank at Closing, in form and substance satisfactory to U.S. Bank, the following, each duly executed:

     (a) The Note, Collateral Agreement, Guaranty, and the
Stock.

     (b) A completed Form U-1, in the form of Exhibit D.

     (c) A certified copy of resolutions of the boards of directors of Borrowers authorizing the execution, delivery, and performance of this Agreement and the

Collateral Documents, identifying persons authorized to request loan advances hereunder and identifying the account or accounts to which loan advances shall be deposited, and a certified copy of action by the 1964 Simmons Trust authorizing execution, delivery, and performance of the Guaranty.

     (d) A certificate of the corporate secretary of each of Borrowers as to the incumbency and signatures of the officers of each of Borrowers signing this Agreement and the Collateral Documents and a certificate of a duly authorized representative of the 1964 Simmons Trust as to the incumbency and signature of the person signing this Agreement and the Guaranty.

     (e) A written opinion of Messrs. Kirkland and Ellis, Borrowers' and Guarantors' counsel, dated the date of Closing and addressed to U.S. Bank, in form satisfactory to U.S. Bank, to the effect that:

     (1) Borrowers are corporations duly organized, validly existing, and in good standing under the Laws of Delaware and are qualified to transact business and are in good standing in those jurisdictions where the nature of business or property owned by them requires qualification, except where the failure so to qualify would not have a materially adverse effect on the business or financial conditions of Borrowers;

     (2) Borrowers have the corporate power to execute and deliver this Agreement, to borrow money hereunder, to grant the security interests in Stock required hereunder, to execute and deliver the Collateral Documents, and to perform their obligations hereunder and thereunder, and Guarantors have the power to execute and deliver this Agreement and the Guaranty, and to perform their Obligations hereunder and thereunder;

     (3) All corporate action by Borrowers, and all action by Guarantors, and, to the best knowledge of such counsel, all consents and approvals of any Persons, necessary to the validity of this Agreement, the Collateral Documents, and the Guaranty, has been duly taken and have been duly obtained, and this Agreement and the Collateral Documents do not conflict with any provision of the charter or bylaws of Borrowers, and this Agreement and the Guaranty do not conflict with and are not in violation of instruments governing the existence and powers of the 1964 Simmons Trust;

     (4) This Agreement and the Collateral Documents have been duly executed by and each is a valid and binding obligation of each Borrower, and this Agreement and the Guaranty have been duly executed by and each is a valid and binding obligation of each of Guarantors, in each case enforceable in accordance with their terms, except as the binding nature thereof may be limited by bankruptcy, insolvency, reorganization, or similar Laws affecting creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (whether considered in a proceeding at law or in equity):

     (5) Such counsel is without any knowledge of any matters contrary to the representations and warranties contained in Article IV hereof.

     Section 3.02 Future Borrowings. At the time of each advance pursuant to the Revolving Line of Credit, and at the time of conversion to the Term Loan:

     (a) No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default;

     (b) No material adverse change shall have occurred in the financial condition of Borrowers or Guarantors since the date of this Agreement; and

     (c) All Collateral Documents and the Guaranty shall be in full force and effect.

     Borrowers and Guarantors shall be deemed to have confirmed to U.S. Bank the continued truth of the representations and warranties set forth in Article IV hereof (except for the last sentence of Section 4.06) by requesting an advance hereunder.

     Section 3.03 Legal Matters. At the time of Closing, all legal matters incidental hereto shall be satisfactory to Messrs. Miller, Nash, Wiener, Hager & Carlsen, U.S. Bank's counsel.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

     To induce U.S. Bank to enter into this Agreement, Borrowers and Guarantors make the following representations and warranties to U.S. Bank:

     Section 4.01 Corporate Structure and Power. Each of Borrowers is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization and has the lawful power to own its respective properties and to engage in the respective businesses it conducts, and each is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary, except where the failure so to qualify would not have a materially adverse effect on the business or financial condition of Borrowers.

     Section 4.02 Authorization. Each of Borrowers has the power and authority to enter into and perform this Agreement and the Collateral Documents, and to incur Obligations, and has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement and the Collateral Documents. Guarantors have the power and authority to enter into and perform the Guaranty and have taken all action necessary to authorize the execution, delivery, and performance thereof.

     Section 4.03 Valid Obligations. This Agreement and the Collateral Documents when executed and delivered will be valid and binding obligations of each of Borrowers and, in the case of the Guaranty, of the Guarantors, enforceable in accordance with their respective terms.

     Section 4.04 Title to Stock; Priority. Each of Borrowers has good and marketable title to the Stock pledged by it hereunder, subject to no security interest, encumbrance, lien, or claim of any third person. U.S. Bank will receive and continue to have a first priority security interest in and to the Stock. The Market Value of the Stock is not less than $45 million at the date hereof.

     Section 4.05 Violation of Other Agreements. The execution, delivery, and performance of this Agreement, the Collateral Documents, and the Guaranty will not immediately, with the passage of time, the giving of notice, or both:

     (a) Violate the respective charter or bylaws of Borrowers, or violate the instruments forming or governing the Harold C. Simmons Trust, or violate in any material respect any Laws or violate or result in a default under any material contract, agreement, or instrument to which any of Borrowers or Guarantors is a party or by which any of Borrowers or Guarantors or their assets are bound; or

     (b) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the material assets of any of Borrowers or Guarantors, except in favor of U.S. Bank.

     Section 4.06 Financial Statements. Financial Statements, including any schedules and notes pertaining thereto, (a) have been prepared in accordance with generally accepted accounting principles consistently applied and, (b) fully and fairly present the financial condition of the entities covered at the dates thereof and the results of operations for the periods covered thereby. There have been no material adverse changes in the consolidated financial condition or business of the entities covered from their fiscal year ended in 1986, to the date hereof.

     Section 4.07 Consents and Approvals. Each consent, approval, or authorization of, or filing, registration, or qualification with, any Person that is required to be obtained or effected by any of Borrowers or Guarantors in connection with the execution and delivery of this Agreement, the Collateral Documents, and the Guaranty, or the undertaking or performance of Obligations, has been duly obtained or effected.

     Section 4.08 ERISA Matters. All Defined Benefit Pension Plans, as defined in ERISA, of Borrowers and each

Subsidiary meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA, and no Reportable Event or Prohibited Transaction, as defined in ERISA, has occurred with respect to any such Plan.

     Section 4.09 Truth of Representations. No representation or warranty by Borrowers or Guarantors contained herein or in any certificate or other document furnished by Borrowers or Guarantors pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

     Section 4.10 Survival. All the representations and warranties set forth in this Article are true and, except where such representations and warranties speak as of a specific date, will be true at Closing and shall be true until all Obligations are satisfied in full.


ARTICLE V. AFFIRMATIVE COVENANTS

Borrowers and Guarantors do hereby covenant and agree with U.S. Bank that, so long as any part of the Obligations remains outstanding, each will comply (and cause each other to comply) with the following affirmative covenants:

     Section 5.01 Use of Proceeds. Borrowers will use the advances under the Revolving Line of Credit and proceeds of the Term Loan only for the purposes set forth in Section 2.03, and will furnish U.S. Bank such evidence as it may reasonably require with respect to such use.

     Section 5.02 Delivery of Financial Information and Reports. As to (i) Contran, on a consolidated basis, (ii) National City, on a consolidated basis, and (iii) LLC, on a consolidated basis, Borrowers will furnish to U.S. Bank:

          (a) Quarterly Financial Information. Within 45 days for LLC, and 60 days for Contran and National City, after the close of each fiscal quarter in each year (other than the quarter coinciding with the end of such entity's fiscal year), (i) a statement of stockholders' equity and of changes in financial position for such quarter; (ii) income statements for such quarter; and (iii) balance sheets as of the end of such quarter--all in reasonable detail, subject to year-end audit adjustments and certified by the president or a vice-president of such entity as having been prepared in accordance with generally accepted accounting principles consistently applied.

          (b) Annual Financial Information. Within 90 days* after the close of each fiscal year (i) a statement of stockholders' equity and of changes in financial position for such fiscal year; (ii) income statements for such fiscal year; and (iii) balance sheets as of the end of such fiscal year--all in reasonable detail, including all supporting schedules and comments; the statements and balance sheet of LLC to be audited by an independent certified public accounting firm, certified by such accountants to have been prepared in accordance with generally accepted accounting principles consistently applied, except for any inconsistencies explained in such certificate, and not qualified or containing any disclaimer of opinion or adverse opinion; and the statements and balance sheets of Contran and National City to be certified by the president or a vice-president of such entity as having been prepared in accordance with generally accepted accounting principles consistently applied.

          (c) Contemporaneously with each quarterly and year-end financial report required by the foregoing paragraphs (a) and (b), a certificate of the president or a vice-president of each Borrower stating that he has individually reviewed the provisions of this Agreement and the Collateral Documents and that a review of the activities of such Borrower during such year or quarterly period, as the case may be, has been made by him or under his supervision with a view to determining whether such Borrower has fulfilled all its obligations under this Agreement and the Collateral Documents and that, to the best of his knowledge, such Borrower has observed and performed each undertaking contained in this Agreement and the Collateral Documents and is not in default in the observance or performance of any of the provisions hereof and thereof or, if such Borrower shall be so in default, specifying all such defaults and events of which he may have knowledge.

          (d) Reports Required by Laws. Promptly after the filing of the same, copies of all periodic reports and proxy statements that LLC files with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934.

     Section 5.03 Inspection Rights. Borrowers and Guarantors will, when reasonably requested so to do, make available for inspection by duly authorized representatives of U.S. Bank any of their Records, and will furnish U.S. Bank all reasonably requested information regarding their business affairs and financial condition within a reasonable time after the written request therefor.


*        for LLC, and 120 days for Contran and National City.

     Section 5.04 Compliance with Laws and Contracts. Borrowers and their Subsidiaries and the 1964 Simmons Trust-will take all reasonably necessary steps to preserve their existence and franchises, provided, however, that this provision shall not prohibit (i) mergers, consolidations or business combinations (collectively, "Combinations") between Subsidiaries; (ii) Combinations in which the surviving entity shall be a Subsidiary following such Combination or (iii) Combinations of Subsidiaries and a Borrower in which the Borrower is the surviving entity. Borrowers and their Subsidiaries and Guarantors will comply in all material respects with all present and future Laws applicable to them in the operation of their respective businesses and all material agreements and contracts to which they are subject.

     Section 5.05 Payment of Indebtedness. Borrowers and their Subsidiaries and Guarantors will pay when due (or within applicable grace periods) all material indebtedness due third Persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefore being set aside on their books.

     Section 5.06 Notice of Material Change or Default. Guarantors and Borrowers will give immediate notice to U.S. Bank of (a) any litigation or proceeding in which any of them is a party if an adverse decision therein would require them to pay over more than $5,000,000 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance),
(b) the institution of any other suit or proceeding involving any of them that might materially and adversely affect their operations, financial condition, property, or business, or (c) the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time or both could become an Event of Default, or of the failure of any of them to observe any of their respective commitments hereunder.

     Section 5.07 ERISA Compliance. Borrowers and their Subsidiaries will fund all their Defined Benefit Pension Plans, as defined in ERISA, in accordance with no less than the minimum funding standards of Section 302 of ERISA and promptly after learning of such, advise U.S. Bank of the occurrence of any Reportable Event or Prohibited Transaction, as defined in ERISA, with respect to any such Plan.

     Section 5.08 Stock. In order to maintain the corpus of the Stock collateral, Borrowers will promptly deliver to U.S. Bank as additional collateral for the Obligations any stock distributable to Borrowers by virtue of stock dividends, distributions, splits, spin-offs, split-ups, reclassifications, combinations of shares, or similar rearrangements, or in respect of any consolidation, merger, exchange of stock or other corporate reorganization attributable to the Stock.

     Section 5.09 Indemnity. Borrowers and Guarantors will indemnify U.S. Bank and hold it harmless from and against all liabilities, damages and reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial action, suit or proceeding in which U.S. Bank is designated a party or is compelled to participate relating to or arising out of the use of the proceeds advanced hereunder for the purpose of acquiring equity securities of any Person, provided that in no event shall U.S. Bank have the right to be indemnified hereunder for its own negligence or willful misconduct as determined by a court of competent jurisdiction.


ARTICLE VI. NEGATIVE COVENANTS

     Borrowers and Guarantors do hereby covenant and agree with U.S. Bank that, so long as any part of the Obligations remains outstanding, they will comply and they will cause any of their Subsidiaries to comply with the following negative covenant:

     Section 6.01 No False Statements. None of Borrowers or Guarantors will furnish U.S. Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.


ARTICLE VII. DEFAULT

     Section 7.01 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default" hereunder:

     (a) Borrowers shall fail to pay when due any installment of principal or interest or fee payable under this Agreement or the Collateral Documents and such failure shall continue for a period of five Business Days.

     (b) Borrowers or Guarantors shall fail to comply in any material respect with the negative covenant in Article VI hereof

     (c) Borrowers or Guarantors shall fail to observe or perform any other covenant or obligation to be observed or performed by them under this Agreement, the Guaranty, or the Collateral Documents, and such failure shall continue for ten Business Days after (i) notice of such failure from U.S. Bank or (ii) any of Borrowers or Guarantors has actual knowledge of such failure; provided, however, that if the failure is of such a nature that it cannot be cured within the ten-day period, the failure shall not be an Event of Default if Borrowers or Guarantors begin to cure the failure within the ten-day period and thereafter proceed with reasonable diligence and in good faith to correct the failure as soon as practicable.

     (d) Any of Borrowers, Guarantors, or any Subsidiary shall fail to pay when due any material indebtedness to any third Persons and such failure shall continue beyond any applicable grace period, or any other material Event of Default shall exist under any agreement governing material indebtedness of any of Borrowers, Guarantors, or any Subsidiary and such event of default shall continue beyond any applicable cure period.

     (e) Any Financial Statement, representation, warranty, or certificate made or furnished by Borrowers or Guarantors to U.S. Bank in connection with this

Agreement, or as inducement to U.S. Bank to enter into this Agreement, or in any separate statement or document to be delivered hereunder to U.S. Bank, shall be materially false, incorrect, or incomplete when made.

     (f) Either of Borrowers or any Subsidiary or either of Guarantors shall admit its inability to pay its debts as they mature, or shall make an assignment for the benefit of creditors.

     (g) Proceedings in bankruptcy, or for reorganization of either of Borrowers or any Subsidiary or either of Guarantors, or for the readjustment of its debts, under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by either of Borrowers or any Subsidiary or either of Guarantors, or shall be commenced against either of Borrowers or any Subsidiary or either of Guarantors and shall not be discharged within 90 days of their commencement.

     (h) A receiver or trustee shall be appointed for either of Borrowers or any Subsidiary or either of Guarantors or for any substantial part of their respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of either of Borrowers or any Subsidiary, and such receiver or trustee shall not be discharged within 90 days of his appointment, or such proceedings shall not be discharged within 90 days of his appointment, or such proceedings shall not be discharged within 90 days of their commencement.

     (i) Either of Borrowers or any Subsidiary or either of Guarantors shall suffer final judgments for payment of money aggregating in excess of $5,000,000 in any fiscal year and shall not discharge the same within a period of 30 days after entry unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed.

     (j) The validity or enforceability of this Agreement, the Collateral Documents, or the Guaranty shall be contested by either of Borrowers, either of the Guarantors, or any stockholder of the Borrowers, or any such party shall deny that it has any or further liability or obligation hereunder or thereunder.

     Section 7.02 Acceleration. All Obligations, whether hereunder or otherwise, shall immediately become due and payable without further notice or action of any kind (i) upon the occurrence of an Event-of Default specified in paragraphs (f),
(g) or (h) above, (ii) upon the occurrence of an Event of Default specified in paragraph (a) above upon expiration of the grace period, and (iii) upon the occurrence of any other Event of Default upon notice to Borrowers and expiration of any applicable cure periods.

     Section 7.03 Remedies. After any acceleration, as provided for in Paragraph 7.02, U.S. Bank shall have, in addition to the rights and remedies given it by this Agreement and the Collateral Documents, all those allowed by all applicable Laws, including, but without limitation, the Uniform Commercial Code. Without limiting the generality of the foregoing, U.S. Bank may immediately, without demand of performance and without other notice (except as specifically required by this Agreement or the Collateral Documents) or demand whatsoever to Borrowers, all of which are hereby expressly waived, sell at public or private sale or otherwise realize upon, the whole or, from time to time, any part of the Stock, or any interest which Borrowers may have therein. After deducting from the proceeds of sale or other disposition of Stock all expenses (including all reasonable expenses for legal services), U.S. Bank shall apply such proceeds toward the satisfaction of Obligations. Any remainder of the proceeds after satisfaction in full of Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to Borrowers at least five Business Days before the time of any intended public sale or of the time after which any intended private sale or other disposition of Stock is to be made, which Borrowers hereby agree shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, U.S. Bank may, to the extent permissible under applicable Laws, purchase the whole or any part of the Stock, free from any right of redemption on the part of

Borrowers, which right is hereby waived or released.

     Section 7.04 Rights of Set-Off. Upon the occurrence and during the continuance of any Event of Default, U.S. Bank is hereby authorized at any time and from time to time, to set-off and apply all deposits of every kind at any time held and other indebtedness at any time owing by U.S. Bank to or for the credit or the account of any of Borrowers or Guarantors against all of the obligations of Borrowers now or hereafter existing to U.S. Bank, irrespective of whether or not U.S. Bank shall have made any demand under this Agreement, the Guaranty or the Collateral Documents and although such obligation may be unmatured. U.S. Bank agrees promptly to notify Borrowers and Guarantors after any such set-off, provided that the failure to give such notice shall not affect the validity of such set-off. The rights of U.S. Bank under this section are in addition to other rights and remedies which U.S. Bank may have.

ARTICLE VIII. MISCELLANEOUS

     Section 8.01 Construction. The provisions of this Agreement shall be in addition to those of the Collateral Documents.

     Section 8.02 Further Assurance. From time to time, Borrowers and Guarantors will execute and deliver to U.S. Bank such additional documents and will provide such additional information as U.S. Bank may reasonably require to carry out the terms of this Agreement and be informed of Borrowers' and Guarantors' status and affairs

     Section 8.03 Enforcement and Waiver. U . S . Bank shall have the right at all times to enforce the provisions of this Agreement, the Collateral Documents, and the Guaranty in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of U.S. Bank in refraining from so doing at any time or times. The failure of U.S. Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of U.S. Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

     Section 8.04 Notices. Any notices or consents required or permitted by this Agreement (other than oral notices permitted by Section 2.01) shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or telegraph, to the address stated above or at such new address as is provided by written notice hereunder. Notices to Borrowers shall be sent to the attention of Michael A. Snetzer, and a copy of any notice sent to Borrowers or Guarantors shall be sent to Mr. John Garrett, Kirkland & Ellis, 1999 Broadway, Denver, Colorado 80202.

     Section 8.05 Applicable Law. The substantive laws of the state of Oregon shall govern the construction-of this Agreement and the rights and remedies of the parties hereto.

     Section 8.06 Binding Effect, Assignment and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the respective heirs, successors, and permitted assigns of the parties hereto. Borrowers and Guarantors have no right to assign any of their rights or obligations hereunder without the prior written consent of U.S. Bank. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party hereto.

     Section 8.07 Severability. If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

     Section 8.08 Counterparts. This Agreement and the Collateral Documents may

be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

     Section 8.09. Attorneys' Fees. In the event any suit or action is filed to enforce or interpret any of the terms of this Agreement, the Collateral Documents, or the Guaranty, the prevailing party or parties shall be entitled to recover from the other party or parties such sum as the court may determine reasonable as attorneys' fees, at trial or on any appeal, in addition to all other sums provided by law.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


BORROWERS:


CONTRAN CORPORATION           NATIONAL CITY LINES, INC.


By _____________________      By
Title:                        Title:



GUARANTORS:                        THE 1964 SIMMONS TRUST



                                   By
Harold C. Simmons                  Title:   Sole Trustee


LENDER:

UNITED STATES NATIONAL BANK
  OF OREGON

By
Title:  Vice President
PROMISSORY NOTE

$15,000,000                                  January 30, 1987

     For value received and pursuant to a Credit Agreement of even date (providing for a $15 million revolving and term loan) the undersigned "Maker", jointly and severally, promise to pay to the order of UNITED STATES NATIONAL BANK OF OREGON, a national banking association ("U.S. Bank"), Corporate Banking Division (BB-12), 309 S.W. Sixth Avenue, P.O. Box 4412, Portland, Oregon 97208, all amounts advanced to Maker by U.S. Bank hereunder and remaining unpaid, together with interest at the rates set forth herein on the amounts from time to time outstanding. In the absence of manifest error, U.S. Bank's records shall be conclusive at all times of the amount advanced and outstanding hereunder.

     Revolving Period. From the date hereof through and including the Revolving Line of Credit Termination Date (the "Revolving Period"), Maker promises to pay interest on the unpaid balance hereof at the Prime Rate. Interest shall be calculated on the actual daily amount outstanding and shall be paid on the first day of each and every calendar month through and including the Revolving Line of Credit Termination Date, in arrears. U.S. Bank shall have no-obligation to make further loan advances on or after the Revolving Line of Credit Termination Date.


     Term Period. The amount outstanding on the Revolving Line of Credit

Termination Date shall on that date be converted into a term loan payable in four quarterly installments due beginning on May 1 following the Revolving Line of Credit Termination Date and on the first day of each quarter thereafter. On those payment dates, Maker promises to pay (a) interest on the actual daily amount outstanding during the previous quarter, at the Prime Rate plus one percent (1%) per annum, and (b) a principal payment in an amount equal to twenty-five percent (25%) of the amount of indebtedness so converted. Prepayments may be made at any time, but will not reduce subsequent minimum principal payments due pursuant to the preceding sentence.

     The maturity date of this note is one year following the Revolving Line of Credit Termination Date, when all amounts advanced, accrued, or outstanding and not paid shall be immediately due and payable without notice or demand.

     Whenever any payment is due on a day which is not a Business Day, the payment day shall be the next succeeding Business Day and interest shall accrue until and be payable upon such succeeding Business Day.

     Maker promises to pay interest at the Prime Rate plus two percent (2%) (the "Default Rate") on all amounts not paid when due from the due date until paid.

     The principal amount outstanding due hereunder from time to time may not exceed fifty percent (50%) of the Market Value of the Stock, and U.S. Bank is not required to make any advance which will result in the outstanding principal balance of this loan exceeding the lesser of (a) forty percent (40%) of the Market Value of the Stock or (b) $15,000,000. In the event principal outstanding exceeds fifty percent (50%) of the Market Value of the Stock, Maker will immediately deposit with U.S. Bank additional Stock to achieve compliance with the loan to stock value ratio or pay the amount of such excess to U.S. Bank's order. During the Revolving Period, this is a revolving line of credit and, accordingly, the aggregate of amounts advanced and repaid over time may exceed the line maximum even though no such excess will be allowed at any one time.

     In the event this note is placed in the hands of an attorney or attorneys for collection, Maker promises and agrees to pay U.S. Bank's reasonable attorneys' fees and collection costs, even though no civil action is filed on this note. If an action is filed, Maker promises to pay such additional sum as the trial judge and any appellate court may adjudge reasonable as attorneys' fees in the action, including any appeal, along with statutory costs and disbursements and together with interest on said sums at the Default Rate from the date of such judgment until paid.

     The payment of amounts advanced hereunder is subject to a grace period of five Business Days as set forth in Section 7.01(a) of the Credit Agreement.

     All capitalized terms in this note, other than those defined herein, are defined in the Credit Agreement.

     If at any time any amount is outstanding under this note and a court of competent jurisdiction determines that the Prime Rate or interest rate hereunder exceeds the lawful maximum rate of interest, then there shall be charged instead only the maximum rate of interest permitted by law (or by agreement of the parties under law) during the period when such rate is deemed excessive

                         CONTRAN CORPORATION
                         By
                                     (title)

                         NATIONAL CITY LINES, INC.

                         By
                                     (title)

SUPPLEMENT TO CREDIT AGREEMENT

     This Supplement to Credit Agreement is dated and effective as of January

31, 1989, and is by and among CONTRAN CORPORATION, a Delaware corporation ("Contran"), NATIONAL CITY LINES, INC., a Delaware corporation ("National City"), HAROLD C. SIMMONS ("Mr. Simmons"), THE 1964 SIMMONS TRUST, an inter vivos trust created by Mr. Simmons, as Grantor (the "Trust"), and UNITED STATES NATIONAL BANK OF OREGON, a national banking association ("U. S. Bank").

RECITALS

     A. The parties entered into a credit agreement dated January 30, 1987 (the "Credit Agreement"), providing for a revolving line of credit to Contran and National City aggregating a maximum of $15 million, convertible to a term loan, to be used for general corporate purposes, the terms and conditions of the loan being further evidenced by a promissory note (the "Promissory Note") of Contran and National City to U. S. Bank, a collateral agreement from Contran-and National City to U. S. Bank, and a guaranty from Mr. Simmons and the Trust to U.
S. Bank, all of which are sometimes collectively referred to herein as the "Loan Documents."

     B. Section 2.02 of the Credit Agreement provides for a maturity date (referred to in the Credit Agreement and the Promissory Note as the "Revolving Line of Credit Termination Date") for the revolving line of credit of February 1, 1988, and for the possibility of a one-year extension of the revolving line upon the request of Contran and National City and the consent of U. S. Bank.
Section 2.02 of the Credit Agreement and the Promissory Note further provide for conversion of the revolving line of credit to a term loan upon maturity of the revolving line at the Revolving Line of Credit Termination Date.

     C. Pursuant to Section 2.02 of the Credit Agreement, the written request of Contran and National City dated December 8, 1987, and U. S. Bank's written consent dated January 19, 1988, the Revolving Line of Credit Termination Date was extended for one year to February 1, 1989.

     D. Contran and National City have requested an additional extension of the revolving line of credit to April 30, 1990, and U. S. Bank is willing to accommodate the request.

AGREEMENT

     It is hereby agreed that the Revolving Line of Credit Termination Date is extended from February 1, 1989, to April 30, 1990. Subject to Section 3.02 of the Credit Agreement, obligations outstanding on the extended April 30, 1990, Revolving Line of Credit Termination Date shall convert to the term loan provided in the Credit Agreement and the Promissory Note. Except as so amended or supplemented, the terms of the Loan Documents shall continue in full force and effect. This agreement may be executed in any number of counterparts, but all counterparts shall constitute but one and the same instrument.

                                   CONTRAN CORPORATION

                                   By
                                     Name:
                                     Title:


                                   NATIONAL CITY LINES. INC.


                                   By
                                   Name:
                                   Title:




                                   Harold C. Simmons

                                   THE 1964 SIMMONS TRUST


                                   By
                                     Harold C. Simmons, Trustee


                                   UNITED STATES NATIONAL BANK OF
                                     OREGON


                                   By
                                     Janice T. Thede,
                                     Vice President
SUPPLEMENT TO CREDIT AGREEMENT

Dated:    April 25, 1990,

Among: CONTRAN CORPORATION, a Delaware corporation ("Contran"), whose address is Three Lincoln Center, Suite 1700, 5430 LBJ Freeway, Dallas, Texas 75240-2697,

          NATIONAL CITY LINES, INC., a Delaware corporation ("National City"), whose address is Three Lincoln Center, Suite 1700, 5430 LBJ Freeway, Dallas, Texas 75240-2697

          HAROLD C. SIMMONS and THE 1964 SIMMONS TRUST ("Guarantors"), whose address is Three Lincoln Center, Suite 1700, 5430 LBJ Freeway, Dallas, Texas 75240-2697, and

          UNITED STATES NATIONAL BANK OF OREGON, a national bank ("U. S. Bank"), whose address is c/o Corporate Banking Division (BB-12), 309 S. W. Sixth Avenue, P. O. Box 4412, Portland, Oregon 97208.

Recitals

          A. On or about January 30, 1987, and for valuable consideration, Contran, National City, Guarantors and U. S. Bank entered into a credit agreement dated as of January 30, 1987 (the "Credit Agreement"), under which U.
S. Bank provides a revolving line of credit aggregating $15,000,000 to Contran and National City until February 1, 1988 (the "Revolving Line of Credit Termination Date"). The initial Revolving Line of Credit Termination Date was extended to February 1, 1989, pursuant to section 2.02(a).

     B. On or about January 31, 1989, the Revolving Line of Credit Termination Date was further extended to April 30, 1990.

     C. Contran and National City have asked U. S. Bank to further extend the Revolving Line of Credit Termination Date to April 30, 1991, and to release Guarantors from liability under the Credit Agreement.

     NOW, THEREFORE, for value, the current receipt and reasonable equivalence of which are acknowledged:

     1. The Revolving Line of Credit Termination Date as defined in the Credit Agreement and the related note is hereby extended to April 30, 1991. Contran and National City jointly, severally and unconditionally promise and agree to pay to the order of U. S. Bank the principal of all loans outstanding under the line of credit on or before the Revolving Line of Credit Termination Date as hereby extended and to pay interest on the outstanding principal balance monthly in arrears at the rate of interest publicly quoted by U. S. Bank from time to time as its "prime" rate of interest.

     2. U. S. Bank hereby releases Guarantors from liability under the Credit Agreement and any guaranties delivered by Guarantors to U. S. Bank under the Credit Agreement.

UNITED STATES NATIONAL BANK        CONTRAN CORPORATION
  OF OREGON


By ____________________________    By___________________________
Janice T. Thede, Vice President    James H. Kauffman, Vice
                                   President & Treasurer


                                   NATIONAL CITY LINES, INC.



                                   By _______________________
                                     Eugene K. Anderson,
                                     Vice President


SUPPLEMENT TO CREDIT AGREEMENT

Dated:    April 25, 1991,

Among: CONTRAN CORPORATION, a Delaware corporation ("Contran"), whose address is Three Lincoln Center, Suite 1700, 5430 LBJ Freeway, Dallas, Texas 75240-2697,

          NATIONAL CITY LINES, INC., a Delaware corporation ("National City"), whose address is Three Lincoln Center, Suite 1700, 5430 LBJ Freeway, Dallas, Texas 75240-2697

          HAROLD C. SIMMONS and THE 1964 SIMMONS TRUST ("Guarantors"), whose address is Three Lincoln Center, Suite 1700, 5430 LBJ Freeway, Dallas, Texas 75240-2697, and

          UNITED STATES NATIONAL BANK OF OREGON, a national bank ("U. S. Bank"), whose address is c/o Corporate Banking Division (BB-12), 309 S. W. Sixth Avenue, P. O. Box 4412, Portland, Oregon 97208.


Recitals

          A. Contran, National City, Harold C. Simmons and the 1964 Simmons Trust, and U.S. Bank are parties to a credit agreement dated as of January 30, 1987, as amended and supplemented January 31, 1989, and April 25, 1990 (the "Contran Credit Agreement"), under which U. S. Bank provides a revolving line of credit aggregating $15 million (the "Revolving Line of Credit") to Contran and National City until April 30, 1991 (the "Revolving Line of Credit Termination Date"). Harold C. Simmons ant the 1964 Simmons Trusts were released as guarantors and deleted as parties to the Contran Credit Agreement in a Supplement to Credit Agreement dated April 25, 1990.

     B. Contran and National City have asked U. S. Bank to further extend the Revolving Line of Credit Termination Date.

     NOW, THEREFORE, for value, the current receipt and reasonable equivalence of which are acknowledged:

     1. The Revolving Line of Credit Termination Date as defined in the Contran Credit Agreement and the related note 4 hereby extended to May 31, 1991.

     2. Contran and National City Jointly, severally and unconditionally promise and agree to pay to the order of U. S. Bank the principal of all loans outstanding under the revolving Line of Credit on or before the Revolving Line of Credit Termination Date, as hereby extended, according to the terms and conditions of the Contran Credit Agreement and the related note as hereby supplemented and to pay interest on the outstanding of interest publicly announced by

     3. Under Oregon agreements, promised and commitments made by a financial institution after October 31, 1989 and other credit extensions which are not for personal, family or household purposes or secured solely by the obligor's residence must be in writing, express consideration and be enforceable.

UNITED STATES NATIONAL BANK   CONTRAN CORPORATION
     OF OREGON

By: __________________________     By _________________________
Janice T. Thede, Vice President    James H. Kauffman,
                                   Vice President
                                   and Treasurer

                                   NATIONAL CITY LINES, INC.
                                   By _________________________
                                   Eugene K. Anderson,
                                   Vice President

SUPPLEMENT TO CREDIT AGREEMENT

Dated:    May 8, 1991,

Among: CONTRAN CORPORATION, a Delaware corporation ("Contran"), whose address is Three Lincoln Center, Suite 1700, 5430 LBJ Freeway, Dallas, Texas 75240-2697.

          NATIONAL CITY LINES, INC., a Delaware corporation ("National City"), whose address is Three Lincoln Center, Suite 1700, 5430 LBJ Freeway, Dallas, Texas 75240-2697, and

          UNITED STATES NATIONAL BANK OF OREGON, a national bank ("U.S.Bank"), whose address is c/o National Corporate Banking Division (BB-12), 309
          S. W. Sixth Avenue, P. O. Box 4412, Portland, Oregon 97208.


Recitals

          A. Contran, National City, Harold C. Simmons and the 1964 Simmons Trust, and U. S. Bank are parties to a Credit Agreement dated as of January 30, 1987, as amended and supplemented January 31, 1989, and April 25, 1990 (the "Contran Credit Agreement"), under which U. S. Bank provides a revolving line of credit aggregating $15 million (the "Revolving Line of Credit") to Contran and National City until May 31, 1991 (the "Revolving Line of Credit Termination Date"). Harold C. Simmons and the 1964 Simmons Trust were released as guarantors and deleted as parties to the Contran Credit Agreement in a Supplement to Credit Agreement dated April 25, 1990.

     B. Contran and National City (collectively "Borrowers") have asked U. S. Bank to further extend the Revolving Line of Credit Termination Date and to allow them, if they so choose, to pay interest on loans (advances) made after the date of this agreement at a rate of interest determined at a margin (spread) over the rate at which U. S. Bank could fund such loans with "Eurodollars" taken by U. S. Bank on the interbank offered rate market.

     NOW, THEREFORE, for value, the current receipt and reasonable equivalence of which are acknowledged:

     1. The Revolving Line of Credit Termination Date as defined in the Contran Credit Agreement and the related note is hereby extended to April .30, 1992.

     2. Borrowers may borrow and reborrow under the Revolving Line of Credit in a minimum increment of $1 million, and in multiples of $500,000 in excess of the minimum increment, for periods of one month, two months, three months or sixth months (but in no event will such period expire following the Revolving Line of

Credit Termination Date) at a rate which will be fixed for the period selected by Borrowers at the time the loan is requested at a margin of 1.75 percent per annum over the Adjusted Eurodollar Rate (as defined below). Any such loan under the Revolving Line of Credit is hereinafter referred to as a "Eurodollar Loan."


     Borrowers will obligate themselves for a Eurodollar Loan by delivering to
U. S. Bank a written notice, which shall be irrevocable, of the date and amount of the proposed Eurodollar Loan and the repayment period selected by Borrowers. This notice must be delivered to U. S. Bank by facsimile machine no later than noon on the third banking day preceding the date of the proposed Eurodollar Loan.

     Borrowers jointly, severally and unconditionally promise and agree to repay each and every Eurodollar Loan at the end of the period which Borrowers select at the time of the loan and to pay interest in arrears at the end of that period and, if the six-month period has been selected, then on the 90th day of the period as well. Borrowers may prepay a Eurodollar Loan only if they also pay a fee equal to the revenue which U. S. Bank reasonably estimates that it lost by reason of such prepayment including the redeployment of such funds at a lower or less profitable rate of interest.

     The Adjusted Eurodollar Rate will be the average rate per annum (rounded up to the nearest l/16th of 1 percent and based on a year of 360 days) quoted by recognized dealers in New York to U. S. Bank at approximately 11 a.m. Portland, Oregon time, on the second banking day preceding the date of the proposed loan as the rate at which U. S. Bank is offered a Eurodollar deposit (a U. S. dollar-denominated deposit in a foreign bank or the foreign branch or office of a domestic bank) from another bank on the New York or London interbank offered rate market in an amount and for a tenor equal to the amount and period selected by Borrowers for the Eurodollar Loan and adjusted by U. S. Bank to take into account the reasonable cost to U. S. Bank to maintain reserves, pay FDIC insurance premiums, maintain adequate capital and to pay taxes, surcharges and like impositions which are or may hereafter become applicable to Eurocurrency liabilities under federal laws or regulations or the requirements or guidelines of governmental agencies having jurisdiction over U. S. Bank.

     If U. S. Bank actually funds a Eurodollar Loan by taking Eurodollars and it thereafter becomes illegal or impracticable to hold such deposits, then Borrowers will pay all reasonable costs associated with replacement of that placement of funds, but in no event will Borrowers be responsible for the payment of prepayment fees otherwise associated therewith.

     3. Borrowers will pay interest quarterly in arrears at a margin of 1/2 of 1 percent per annum in excess of the publicly announced prime rate of U. S. Bank on all loans under the Revolving Line of Credit other than Eurodollar Loans during the "Revolving Period" (i.e., the period to and including the Revolving Line of Credit Termination Date). During the "Term Period" (i.e., the period after the Revolving Line of Credit Termination Date), the margined interest rates payable by Borrowers will be increased by 1 percent per annum so that the rate applicable to a Eurodollar Loan is 2.75 percent in excess of the Adjusted Eurodollar Rate and the rate applicable to a "Prime Loan" (a loan to which the publicly announced-prime rate is applicable) shall be 1.5 percent in excess of the "Prime Rate" (the fully fluctuating, publicly announced prime rate of U. S.
Bank).

     4. Borrowers jointly, severally and unconditionally promise and agree to pay to the order of U. S. Bank the principal of all loans, including Eurodollar Loans and Prime Loans, outstanding under the Revolving Line of Credit on or before the Revolving Line of Credit Termination Date, as hereby extended, according to the terms and conditions of the Contran Credit Agreement and the related note as hereby supplemented.

     5. This supplement may be signed and delivered in multiple counterparts, but shall constitute but one agreement.

UNITED STATES NATIONAL BANK             CONTRAN CORPORATION
  OF OREGON



By                                      By
     Janice T. Thede, Vice President       James H. Kauffman
                                           Vice President and
                                           Treasurer



                                        NATIONAL CITY LINES, INC.


                                        By
                                        Eugene K. Anderson,
                                        Vice President

SUPPLEMENT TO CREDIT AGREEMENT

Dated:    May 21, 1992,

Among: CONTRAN CORPORATION, a Delaware corporation ("Contran"), whose address is Three Lincoln Center, Suite 1700, 5430 LBJ Freeway, Dallas, Texas 75240-2697,

          NATIONAL CITY LINES, INC., a Delaware corporation ("National City"), whose address is Three Lincoln Center, Suite 1700, 5430 LBJ Freeway, Dallas, Texas 75240-2697, and

          UNITED STATES NATIONAL BANK OF OREGON, a national bank ("U.S.Bank"), whose address is c/o Corporate Banking Division (BB-12), 309 S. W. Sixth Avenue, P. O. Box 4412, Portland, Oregon 97208.

Recitals

          A. Contran, National City, Harold C. Simmons and the 1964 Simmons Trust, and U.S. Bank are parties to a credit agreement dated as of January 30, 1987, as amended and supplemented January 31, 1989, April 25, 1990, April 25, 1991, May 8, 1991, and April 21, 1992 (the "Contran Credit Agreement"), under which U.S. Bank provides a revolving line of credit aggregating $15 million (the "Revolving Line of Credit") to Contran and National City until May 31, 1992 (the "Revolving Line of Credit Termination Date"). Harold C. Simmons and the 1964 Simmons Trust were released as guarantors and deleted as parties to the Contran Credit Agreement in a Supplement to Credit Agreement dated April 25, 1990.

     B. Contran and National City have asked U.S. Bank to further extend the Revolving Line of Credit Termination Date.

     NOW, THEREFORE, for value, the current receipt and reasonable equivalence of which are acknowledged:

     1. In consideration of payment of a fee of $37,500 to U.S. Bank and subject to delivery of the certified copies required by section 3 of this supplement, the Revolving Line of Credit Termination Date as defined in the Contran Credit Agreement and the related note is hereby extended to May 31, 1993.

     2. Section 2.02(a) of the Contran Credit Agreement is hereby amended to provide that Contran may request additional extensions of the Line of Credit Termination Date by giving notice thereof to U.S. Bank at least 60 days before each Line of Credit Termination Date.

     3. Contran and National City will provide to U.S. Bank on or before May 31, 1992, copies, certified as true, correct and in effect as of the date of the certificate, of the resolutions of their respective boards of directors which

(a) authorize Contran and National City to borrow money from U.S. Bank, repay money borrowed from U.S. Bank, with interest, fees and costs, when due, and perform all other obligations they are to perform under the Contran Credit Agreement, and (b) identify by name, title and specimen signature the officers and other representatives who are authorized to request loans under the Revolving Line of Credit.

     4. Contran and National City jointly, severally and unconditionally promise and agree to pay to the order of U.S. Bank the principal of all loans outstanding under the Revolving Line of Credit on or before the Revolving Line of Credit Termination Date, as hereby extended, according to the terms and conditions of the Contran Credit Agreement and the related note as hereby supplemented and to pay interest on the outstanding principal balance of such loans monthly in arrears at either the prime rate or the adjusted Eurodollar rate, as selected by Contran under the terms of the Contran Credit Agreement.

     5. Under Oregon law, most agreements, promises and commitments made by a financial institution after October 3, 1989, concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the obligor's residence must be in writing, express consideration and be signed by the financial institution to be enforceable.


UNITED STATES NATIONAL BANK        CONTRAN CORPORATION
     OF OREGON


By                                 By
   Janice T. Thede, Vice President    William C. Timm, Treasurer



                                   NATIONAL CITY LINES, INC.


                                   By
                                           Eugene K. Anderson,
                                           Vice President


SUPPLEMENT TO CREDIT AGREEMENT

Dated:    August 30, 1993,

Among: CONTRAN CORPORATION, a Delaware corporation ("Contran"), whose address is Three Lincoln Center, Suite 1700, 5430 LBJ Freeway, Dallas, Texas 75240-2697.

          NATIONAL CITY LINES, INC., a Delaware corporation ("National City"), whose address is Three Lincoln Center, Suite 1700, 5430 LBJ Freeway, Dallas, Texas 75240-2697, and

          UNITED STATES NATIONAL BANK OF OREGON, a national bank ("U.S.Bank"), whose address is c/o National Corporate Banking Division (BB-12), 309
          S. W. Sixth Avenue, P. O. Box 4412, Portland, Oregon 97208.

Recitals

     A. Contran, National City, Harold C. Simmons and the 1964 Simmons Trust, and U.S. Bank are parties to a credit agreement dated as of January 30, 1987, as amended and supplemented January 31, 1989, April 25, 1990, April 25, 1991, May 8, 1991, and April 21, 1992 and May 21, 1992 (the "Contran Credit Agreement"), under which U.S. Bank provides a revolving line of credit aggregating $15 million (the "Revolving Line of Credit") to Contran and National City until May 31, 1993 (the "Revolving Line of Credit Termination Date"). Harold C. Simmons and the 1964 Simmons Trust were released as guarantors and deleted as parties to the Contran Credit Agreement in a Supplement to Credit Agreement dated April 25, 1990.

     B. Contran and National City have asked U.S. Bank to further extend the Revolving Line of Credit Termination Date.

     NOW, THEREFORE, for value, the current receipt and reasonable equivalence of which are acknowledged:

     1. The Revolving Line of Credit Termination Date as defined in the Contran Credit Agreement and the related note is hereby extended to August 31, 1994.

     2. Contran and National City jointly, severally and unconditionally promise and agree to pay to the order of U.S. Bank the principal of all loans outstanding under the Revolving Line of Credit on or before the Revolving Line of Credit Termination Date, as hereby extended, according to the terms and conditions of the Contran Credit Agreement and the related note as hereby supplemented and to pay interest on the outstanding principal balance of such loans monthly in arrears at either the prime rate or the adjusted Eurodollar rate, as selected by Contran under the terms of the Contran Credit Agreement.

     3. Under Oregon law, most agreements, promises and commitments made by a financial institution after October 3, 1989, concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the obligor's residence must be in writing, express consideration and be signed by the financial institution to be enforceable.



UNITED STATES NATIONAL BANK        CONTRAN CORPORATION
     OF OREGON


By                                 By
   Janice T. Thede, Vice President    William C. Timm, Treasurer



                                   NATIONAL CITY LINES, INC.


                                   By
                                      Eugene K. Anderson,
                                      Vice President







SUPPLEMENT TO CREDIT AGREEMENT

Dated:    as of August 30, 1994,

Among: CONTRAN CORPORATION, a Delaware corporation ("Contran"), whose address is Three Lincoln Center, Suite 1700, 5430 LBJ Freeway, Dallas, Texas 75240-2697,

          NATIONAL CITY LINES, INC., a Delaware corporation ("National City"), whose address is Three Lincoln Center, Suite 1700, 5430 LBJ Freeway, Dallas. Texas 75240-2697, and

          UNITED STATES NATIONAL BANK OF OREGON, a national bank ("U. S. Bank"), whose address is c/o National Corporate Banking Division (T-29), 111
          S. W. Fifth Avenue, P. O. Box 4412, Portland, Oregon 97208.

Recitals

     A. Contran, National City, Harold C. Simmons and the 1964 Simmons Trust, and U. S. Bank are parties to a credit agreement dated as of January 30, 1987, as amended and supplemented January 31, 1989, April 25, 1990, April 25, 1991, May 8, 1991, and April 21, 1992, May 21, 1992, and August 30, 1993 (the Contran Credit Agreement"), under which U. S. Bank provides a revolving line of credit aggregating $15 million (the "Revolving Line of Credit") to Contran and National City until August 31, 1994 (the "Revolving Line of Credit Termination Date"). Harold C. Simmons and the 1964 Simmons Trust were released as guarantors and deleted as parties to the Contran Credit Agreement in a Supplement to Credit Agreement dated April 25, 1990.

     B. Contran and National City have asked U. S. Bank to further extend the Revolving Line of Credit Termination Date.

     NOW, THEREFORE, for value, the current receipt and reasonable equivalence of which are acknowledged:

     1. The Revolving Line of Credit Termination Date as defined in the Contran Credit Agreement and the related note is hereby extended to August 31, 1995.

     2. Contran and National City jointly, severally, and unconditionally promise and agree to pay to the order of U. S. Bank the principal of all loans outstanding under the Revolving Line of Credit on or before the Revolving Line of Credit Termination Date, as hereby extended, according to the terms and conditions of the Contran Credit Agreement and the related note as hereby supplemented and to pay interest on the outstanding principal balance of such loans monthly in arrears at either the prime rate or the adjusted Eurodollar rate, as selected by Contran under the terms of the Contran Credit Agreement.

     3. Contran and National City jointly, severally, and unconditionally reaffirm that the applicable representations and warranties made in sections 4.01, 4.02, 4.03, 4.04 (except for the Market Value of the Stock), 4.05, 4.06 (only with respect to the last Financial Statements provided to Bank), 4.07, and
4.08 (as to Contran and National City only and as of the date hereof) of the Contran Credit Agreement continue to be true and correct in all material respects as of the date of this Supplement and represent and warrant that all conditions precedent to the making of an advance under the Revolving Line of Credit have been satisfied by Contran and National City or waived by U. S. Bank.

     4. Contran and National City promise to pay all reasonable costs and expenses incurred by U. S. Bank in connection with this Supplement, including reasonable attorney fees and costs.

     5. The Contran Credit Agreement, as heretofore modified, and all instruments and documents issued pursuant thereto will continue in full force and effect as modified by this Supplement. Contran and National City will issue any additional instruments and documents that Bank may reasonably request in order to effectuate the objectives of this Supplement.

     6. This Supplement may be signed in one or more counterparts and all such counterparts constitute but one agreement.

     7. Under Oregon law, most agreements, promises and commitments made by a financial institution concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the obligor's residence must be in writing, express consideration and be signed by the financial institution to be enforceable.

UNITED STATES NATIONAL BANK                  CONTRAN CORPORATION
     OF OREGON


By                                 By
   Janice T. Thede, Vice President    William C. Timm, Vice

                                       President-Finance and
                                       Treasurer



                                   NATIONAL CITY LINES, INC.


                                   By
                                     Eugene K. Anderson,
                                     Vice President